UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 12, 2011 (May 6, 2011)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company’s annual meeting of stockholders was held on May 6, 2011. The matters voted on and the results of the vote were as follows.

(b) The Company’s stockholders voted on the matters set forth below.

1.

John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, Joseph Jimenez, Richard J. Kogan, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

John T. Cahill	333,619,231	4,061,125	473,545	60,639,742
Ian Cook	330,433,510	7,311,380	409,011	60,639,742
Helene D. Gayle	334,454,375	3,093,534	609,992	60,639,742
Ellen M. Hancock	333,320,266	4,355,683	477,952	60,639,742
Joseph Jimenez	336,421,838	1,229,385	502,678	60,639,742
Richard J. Kogan	331,675,122	6,007,579	471,200	60,639,742
Delano E. Lewis	333,709,744	3,734,662	709,695	60,639,742
J. Pedro Reinhard	333,721,030	3,917,601	515,270	60,639,742
Stephen I. Sadove	328,051,670	9,615,967	486,264	60,639,742

2.	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

394,707,072	3,491,448	595,123	0

3.	An advisory vote on the Company’s executive compensation was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

319,785,837	10,324,033	8,044,031	60,639,742

4.

An advisory vote on the frequency of future advisory votes on the Company’s executive compensation was held and the frequency that received the most votes was one year. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

201,395,111	81,745,618	53,747,411	1,265,761	60,639,742

5.	A stockholder proposal regarding special stockholder meetings was not approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

137,491,911	198,378,664	2,283,326	60,639,742

For information regarding the vote required for the approval of the matters voted on at the annual meeting, please see the Company’s 2011 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 12, 2011	By:	/s/ Katherine Hargrove Ramundo

	Name:	Katherine Hargrove Ramundo
	Title:	Vice President, Deputy General Counsel
and Assistant Secretary